UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2011

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NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 30, 2011, our board of directors elected Richard D. Weber and Delos “Cy” Jamison to our board of directors to fill two vacancies on our board of directors created by the resignations of Ryan R. Gilbertson and Carter Stewart.  Mr. Gilbertson and Mr. Stewart resigned their positions on our board of directors on August 29, 2011 to allow our company to add two new independent directors to enhance our board’s depth and provide a broader range of experience, independence and governance to our board.  Their resignations did not relate to any disagreement with the company or any matter relating to the company’s operations policies or practices.  Mr. Gilbertson will continue to serve as Northern Oil’s President with no change in his executive duties.  Mr. Jamison and Mr. Weber are expected to serve on one or more committees of our board of directors in the near future.

There are no arrangements or understandings between the Company’s new director and any other persons, naming such persons, pursuant to which such individuals were selected as a director.  Also effective August 30, 2011, Mr. Jamison and Mr. Weber were each issued 5,000 shares of the Company’s fully-vested common stock under the Company’s 2009 Equity Incentive Plan, as amended (the “Plan”).  The shares were granted in connection with their appointment to the Company’s board of directors.  Each of Mr. Jamison and Mr. Weber  will be eligible to receive additional periodic stock grants under the Plan along with the Company’s other non-employee directors.  A copy of the press release announcing the events discussed in this Item 5.02 is attached as Exhibit 99.1 to this Current Report.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated August 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2011	NORTHERN OIL AND GAS, INC. By/s/ Michael L. Reger Michael L. Reger, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Title of Document	Method of Filing
99.1	Press Release dated August 30, 2011	Filed Electronically